Exhibit 99.1

ACCESS Newswire Reports Second Quarter 2026 Results

Average ARR and cashflow from operations continue to increase over PY, as Adjusted EBITDA remains positive

•	Average ARR for subscriptions per customer at the end of Q2 2026 increased to $12,718, up from $11,039 at the end of Q2 2025
•	Q2 2026 Adjusted EBITDA was $642,000 compared to $836,000 for Q2 2025
•	Q2 2026 revenue increased to $5.6M compared to $5.3M in Q1 2026 and consistent with Q2 2025
•	Gross margin decreased to 73% compared to 76% in Q2 2025
•	Cash flow from operations was $173,000 compared to $871,000 in Q1 2026 and $135,000 in Q2 2025

RALEIGH, NC / ACCESS Newswire / ACCESS Newswire Inc. (NYSE American:ACCS), a leading business communications company, today reported its operating results for the three and six months ended June 30, 2026.

“As we enter the second half of the year, we continue to lay the groundwork for long-term growth at ACCESS. We’re encouraged by the momentum from our Social Monitoring platform and Insight & Analytics Report, two new products we released in the last 90 days. As we focus on product innovation, we are on track to release several more product enhancements before year-end. Our sales and marketing efforts are working to turn that innovation into customer and revenue growth in our subscription business,” said Brian R. Balbirnie, ACCESS Newswire’s Founder and Chief Executive Officer. “We believe we have entered a new phase of the business communications marketplace, as we deliver one of the most comprehensive Investor Relations and Public Relations platforms in the industry. We are confident in our ability to continue strengthening our competitive position.”

Mr. Balbirnie added, “We executed well on our operational goals for this quarter. First, we continued our buyback of common shares, with aggregate repurchases totaling 62,000 for approximately $0.5 million at quarter-end. Second, we increased our investment in sales and marketing this quarter as we believe our industry is positioned for renewed growth and we intend to have the team capture it. Third, we drove operational efficiencies across the business by reducing general and administrative expenses by 23% for the quarter and have implemented initiatives to bring down costs of revenues by approximately $150 thousand in the back half of the year.”

Second Quarter 2026 Highlights:

•	Revenue - Total revenue for Q2 2026 was $5.6M, an increase of 5% compared to $5.3M in Q1 2026 and consistent with Q2 2025. The increase in revenue compared to the prior quarter is primarily due to a 10% increase in volume from our core press release business due to the seasonal nature of press release volume being lower during the first quarter. Core press release revenue for Q2 2026 increased 2% compared to Q2 2025, however was offset by lower revenue from our webcasting business, due to less virtual annual meetings and activity from resellers, and lower revenue from our ProPlan product.

•	Gross Margin - Gross margin for Q2 2026 was $4.1M, or 73% of revenue, compared to $4.0M, or 74% of revenue, in Q1 2026 and $4.3M, or 76% of revenue in Q2 2025. The decrease in gross margin is primarily due to an increase in press release distribution costs due to a combination of new partners, increased prices from current partners and additional usage under variable contracts.

•	Operating Loss - Operating loss was $0.3M for Q2 2026, an increase compared to $0.2M in Q2 2025, primarily due to the decrease in gross margin. However, total operating expenses decreased slightly to $4.4M from $4.5M as savings in general and administrative and product development expenses were partially offset by additional marketing investments made in advertising and tradeshows.

1

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $0.4M, or $0.09 per diluted share, for Q2 2026 compared to $0.2M, or $0.06 per diluted share in Q2 2025.

•	Non-GAAP Measures – EBITDA was $0.5M, or 8% of revenue, for Q2 2026 compared to $0.5M, or 9% of revenue for Q2 2025. Adjusted EBITDA was $0.6M, or 11% of revenue, for Q2 2026 compared to $0.8M, or 15% of revenue, for Q2 2025. Non-GAAP net income for Q2 2026 was $0.3M, or $0.08 per diluted share, compared to $0.6M, or $0.14 per diluted share, during Q2 2025. Adjusted free cash flow was $50,000 for Q2 2026 compared to $250,000 in Q2 2025.

First Half 2026 Highlights:

•	Revenue - Total revenue for the first half of 2026 was $10.9M, a decrease of 1% compared to $11.1M during the first half of 2025. The decrease is primarily due to a decrease in revenue from our webcasting products due to lower revenue from resellers and virtual annual meetings and ProPlan products due to customer attrition. Revenue from our core press release business increased 1% during the first half of 2026 as compared to the same periods of the prior year.

•	Gross Margin - Gross margin for the first half of 2026 was $8.1M, or 74% of revenue, as compared to $8.6M, or 77% of revenue during the first half of 2025. The decrease in gross margin is primarily due to an increase in press release distribution costs due to a combination of new partners, increased prices from current partners and additional usage under variable contracts.

•	Operating Loss - Operating loss was $1.0M for the first half of 2026 compared to $0.9M during the first half of 2025. This increase is primarily due to the decrease in gross margin, partially offset by a decrease in operating expenses of $0.4M. The decrease in operating expenses is primarily due to lower stock compensation expense, bad debt expense and higher capitalized software costs, partially offset by an increase in our marketing investment with an increase in advertising and tradeshow expenses.

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $1.0M, or $0.25 per diluted share, for the first half of 2026, compared to $1.0M, or $0.26 per share, for the first half of 2025.

•	Non-GAAP Measures – EBITDA was consistent at $0.5M, or 4% of revenue, for both the first half of 2026 and 2025. Adjusted EBITDA was $1.2M, or 11% of revenue, for the first half of 2026 compared to $1.4M, or 13% of revenue for the first half of 2025. Non-GAAP net income for the first half of 2026 was $0.7M, or $0.18 per diluted share, compared to $0.8M, or $0.20 per diluted share, for the first half of 2025. Adjusted free cash flow was $1.0M for the first half of 2026 compared to $1.2M during the first half of 2025.

Key Performance Indicators:

•	As of June 30, 2026, we had 14,583 customers who had an active contract during the past twelve months.

•	Subscription customers increased during the quarter to 1,162, inclusive of 115 subscribers from our EDU platform as of June 30, 2026.

•	Average ARR for subscriptions per customer at the end of the quarter was $12,718 which does not include EDU customers, up from $11,039 as of June 30, 2025.

2

Non-GAAP Financial Measures

The non-GAAP adjustments referenced below and herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets and other expenses the Company believes to be non-recurring. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in the tables at the end of this press release.

Management believes that the use of EBITDA from continuing operations, Adjusted EBITDA from continuing operations, non-GAAP net income from continuing operations, non-GAAP net income from continuing operations per share, free cash flow and adjusted free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Our management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating our own operating results over different periods of time.

EBITDA from continuing operations is calculated by excluding depreciation and amortization, interest expense, net, and income taxes from the loss from continuing operations. Adjusted EBITDA also excludes certain other expenses which the Company believes to be non-recurring as well as the gain or loss on the change in fair value of our interest rate swap. Non-GAAP net income from continuing operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from continuing operations and certain other adjustments noted in the tables below. Non-GAAP net income from continuing operations per share is calculated by dividing non-GAAP net income from continuing operations by the weighted-average diluted shares outstanding as presented in the calculation of GAAP net loss from continuing operations per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, management believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, management generally allocates a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus management does not believe they are reflective of ongoing operations.

Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment and capitalized software. Adjusted free cash flow also deducts certain cash payments which the Company believe to be non-recurring in nature. Management considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

The presentation of non-GAAP financial information below and herein are not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below and not rely on any single financial measure to evaluate our business.

3

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ’000’s, except per share amounts)
CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended June 30,
	2026	2025
	Amount	Amount

Net loss from continuing operations:	$(354)	$(239)
Adjustments:
Depreciation and amortization	716	739
Interest expense, net	39	(11)
Income tax expense (benefit)	53	(9)
EBITDA from continuing operations	454	480
Acquisition and/or integration costs (1)	–	72
Other non-recurring expenses (2)	42	95
Stock-based compensation expense (3)	146	189
Adjusted EBITDA from continuing operations:	$642	$836

	Six Months Ended June 30,
	2026	2025
	Amount	Amount

Net loss from continuing operations:	$(965)	$(1,004)
Adjustments:
Depreciation and amortization	1,432	1,481
Interest expense, net	77	193
Income tax benefit	(68)	(194)
EBITDA from continuing operations	476	476
Acquisition and/or integration costs (1)	–	201
Other non-recurring expenses (2)	320	331
Stock-based compensation expense (3)	410	392
Adjusted EBITDA from continuing operations:	$1,206	$1,400

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, incurred during the periods.
(2)	For the three and six months ended June 30, 2026, this adjustment gives effect to the gain on the change in fair value of our interest rate swap of $8,000 and $19,000, respectively and non-recurring fees of $50,000 and $339,000, respectively. For the three months ended June 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $10,000 and non-recurring fees of $85,000. For the six months ended June 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $79,000, as well as corporate re-brand costs of $132,000 and non-recurring fees of $120,000.
(3)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

4

CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended June 30,
	2026		2025
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(354)	$(0.09)	$(239)	$(0.06)
Adjustments:
Amortization of intangible assets(1)	619	0.16	630	0.16
Stock-based compensation expense(2)	146	0.04	189	0.05
Other unusual items(3)	42	0.01	167	0.04
Discrete items impacting income tax expense(4)	13	–	16	–
Tax impact of adjustments(5)	(170)	(0.04)	(207)	(0.05)
Non-GAAP net income from continuing operations:	$296	$0.08	$556	$0.14
Weighted average number of common shares outstanding – diluted	3,862		3,857

	Six Months Ended June 30,
	2026		2025
	Amount	Per diluted share	Amount	Per diluted share

Net loss from continuing operations:	$(965)	$(0.25)	$(1,004)	$(0.26)
Adjustments:
Amortization of intangible assets(1)	1,240	0.32	1,260	0.33
Stock-based compensation expense(2)	410	0.11	392	0.10
Other unusual items(3)	320	0.08	532	0.14
Discrete items impacting income tax expense(4)	113	0.03	41	0.01
Tax impact of adjustments(5)	(414)	(0.11)	(459)	(0.12)
Non-GAAP net income from continuing operations:	$704	$0.18	$762	$0.20
Weighted average number of common shares outstanding – diluted	3,857		3,850

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
(3)	For the three and six months ended June 30, 2026, this adjustment gives effect to the gain on the change in fair value of our interest rate swap of $8,000 and $19,000, respectively and non-recurring fees of $50,000 and $339,000, respectively. For the three months ended June 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $10,000 and non-recurring fees, including acquisition, integration and divestiture costs of $157,000. For the six months ended June 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $79,000, as well as corporate re-brand costs of $132,000 and non-recurring fees, including acquisition, integration and divestiture costs of $321,000.
(4)	This adjustment gives effect to discrete items that impact income tax expense. For the three and six months ended June 30, 2026 and 2025, this relates to additional expense associated with vesting of stock-based compensation awards.
(5)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal tax rate of 21%.

5

CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended June 30,
	2026	2025

Net cash provided by operating activities (GAAP)	$173	$135
Payments for purchase of fixed assets and capitalized software	(123)	—
Free cash flow from continuing operations (Non-GAAP)	50	135
Cash paid for acquisition and integration related items (1)	—	31
Cash paid for other unusual items (2)	—	84
Adjusted free cash flow from continuing operations (Non-GAAP)	$50	$250

	Six Months Ended June 30,
	2026	2025

Net cash provided by operating activities (GAAP)	$1,044	$882
Payments for purchase of fixed assets and capitalized software	(231)	(35)
Free cash flow from continuing operations (Non-GAAP)	813	847
Cash paid for acquisition and integration related items (1)	—	118
Cash paid for other unusual items (2)	189	252
Adjusted free cash flow from continuing operations (Non-GAAP)	$1,002	$1,217

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, paid during the periods.
(2)	For the six months ended June 30, 2026, this relates to payments related to non-recurring expenses. For the three and six months ended June 30, 2025, this relates to payments related to our corporate re-brand and other non-recurring fees.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	August 11, 2026
Time:	9:00 a.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	737189
Live Webcast:	https://www.webcaster5.com/Webcast/Page/2667/54337

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331 | 877-481-4010
Passcode:	54337
Webcast Replay & Transcript	https://investors.accessnewswire.com/events-presentations

About ACCESS Newswire Inc.

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more visit www.accessnewswire.com.

6

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “commit,” “estimate,” “predict,” “potential,” “outlook,” “guidance,” “target,” “goal,” “project,” “continue to,” “confident,” or the negative of those terms or other comparable terminology. The forward-looking statements in this press release include, among other things, our continuing to lay the groundwork for long-term growth at ACCESS, our belief we have entered a new phase of the business communications marketplace as we deliver one of the most comprehensive Investor Relations and Public Relations platforms in the industry and our confidence in our ability to continue strengthening our competitive position.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission at www.sec.gov, including the Company’s Annual Reports filed on Form 10-K, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and Quarterly Reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information:

ACCESS Newswire Inc.
Brian R. Balbirnie
(919)-481-4000
brianb@accessnewswire.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

7

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,962	$3,025
Accounts receivable (net of allowance for credit losses of $1,452 and $1,336, respectively)	3,450	3,884
Income tax receivable	33	–
Other current assets	1,172	1,513
Total current assets	7,617	8,422
Capitalized software (net of accumulated amortization of $4,061 and $3,923, respectively)	899	828
Fixed assets (net of accumulated depreciation of $723 and $669, respectively)	103	136
Right-of-use asset – leases	243	324
Other long-term assets	37	73
Goodwill	19,043	19,043
Intangible assets (net of accumulated amortization of $10,765 and $9,525, respectively)	8,235	9,475
Deferred tax asset	3,865	3,691
Total assets	$40,042	$41,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,566	$1,501
Accrued expenses	1,725	1,769
Income tax payable	65	133
Current portion of Notes payable	870	870
Deferred revenue	5,072	5,265
Total current liabilities	9,298	9,538
Long-term debt (net of debt discount of $43 and $52, respectively)	1,260	1,686
Deferred tax liability	92	86
Interest rate swap liability	1	20
Lease liabilities – long-term	137	317
Total liabilities	10,788	11,647
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	–	–
Common stock $0.001 par value, 20,000,000 shares authorized, 3,854,504 and 3,850,435 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	4	4
Additional paid-in capital	25,085	25,005
Other accumulated comprehensive loss	(174)	(96)
Retained earnings	4,339	5,432
Total stockholders’ equity	29,254	30,345
Total liabilities and stockholders’ equity	$40,042	$41,992

8

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2025	2026	2025
Revenues	$5,618	$5,621	$10,945	$11,097
Cost of revenues	1,506	1,336	2,882	2,539
Gross profit	4,112	4,285	8,063	8,558
Operating costs and expenses:
General and administrative	1,350	1,752	3,131	3,705
Sales and marketing expenses	1,889	1,462	3,570	3,056
Product development	533	655	1,093	1,388
Depreciation and amortization	647	665	1,294	1,335
Total operating costs and expenses	4,419	4,534	9,088	9,484
Operating loss	(307)	(249)	(1,025)	(926)
Interest income (expense), net	(39)	11	(77)	(193)
Other income (expense), net	45	(10)	69	(79)
Income (loss) before taxes	(301)	(248)	(1,033)	(1,198)
Income tax expense (benefit)	53	(9)	(68)	(194)
Net loss from continuing operations	(354)	(239)	(965)	(1,004)
Net income (loss) from discontinued operations, net of tax	(128)	(236)	(128)	5,916
Net income (loss)	$(482)	$(475)	$(1,093)	$4,912
Loss from continuing operations per share – basic	$(0.09)	$(0.06)	$(0.25)	$(0.26)
Loss from continuing operations per share – fully diluted	$(0.09)	$(0.06)	$(0.25)	$(0.26)
Income from discontinued operations per share – basic	$(0.03)	$(0.06)	$(0.03)	$1.54
Income from discontinued operations per share – fully diluted	$(0.03)	$(0.06)	$(0.03)	$1.54
Income (loss) per share – basic	$(0.12)	$(0.12)	$(0.28)	$1.28
Income (loss) per share – fully diluted	$(0.12)	$(0.12)	$(0.28)	$1.28
Weighted average number of common shares outstanding – basic	3,862	3,856	3,857	3,849
Weighted average number of common shares outstanding – fully diluted	3,862	3,857	3,857	3,850

9

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(1,093)	$4,912
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on disposal of business	192	(8,974)
Depreciation and amortization	1,432	1,509
Provision for credit losses	268	976
Change in fair value of interest rate swap	(19)	78
Deferred income taxes	(167)	(415)
Stock-based compensation expense	410	469
Non-cash interest expense	9	9
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	155	(680)
Decrease (increase) in other assets	264	226
Increase (decrease) in accounts payable	67	131
Increase (decrease) in income tax payable	(98)	2,626
Increase (decrease) in accrued expenses and other liabilities	(221)	341
Increase (decrease) in deferred revenue	(155)	(326)
Net cash provided by operating activities	1,044	882

Cash flows from investing activities:
Proceeds from Sale of Compliance Business	–	12,000
Capitalized software	(209)	(23)
Purchase of fixed assets	(22)	(12)
Net cash provided by (used in) investing activities	(231)	11,965

Cash flows from financing activities:
Payment of principal of Note Payable	(435)	(12,957)
Payment for stock repurchase and retirement	(331)	–
Net cash used in financing activities	(766)	(12,957)

Net change in cash and cash equivalents	47	(110)
Cash and cash equivalents – beginning	3,025	4,103
Currency translation adjustment	(110)	118
Cash and cash equivalents – ending	$2,962	$4,111

Supplemental disclosures:
Cash paid for income taxes	$155	$387
Cash paid for interest	$76	$317

10